EXHIBIT 10.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------------------X
IN RE                                              :
                                                   :     CHAPTER 11 CASE NOS.
KASPER A.S.L., LTD., ET AL.,                       :     02-10497 (ALG)
                                                   :
                                    DEBTORS.       :     (JOINTLY ADMINISTERED)
---------------------------------------------------X



 DEBTORS' FIRST AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE
 -----------------------------------------------------------------------






                                  WEIL, GOTSHAL & MANGES LLP
                                  ATTORNEYS FOR THE DEBTORS
                                  767 FIFTH AVENUE
                                  NEW YORK, NEW YORK  10153
                                  (212) 310-8000








DATED:      NEW YORK, NEW YORK
            NOVEMBER 6, 2002


                                TABLE OF CONTENTS
                                                                                                                                PAGE
Article I                   DEFINITIONS AND CONSTRUCTION OF TERMS.................................................................2
           1.1       Administrative Expense Claim.................................................................................2
           1.2       Affiliate....................................................................................................2
           1.3       Affiliate Claim..............................................................................................2
           1.4       Allowed......................................................................................................2
           1.5       Amended By-laws..............................................................................................2
           1.6       Amended Certificates of Incorporation........................................................................2
           1.7       Assumed Corporate Indemnities................................................................................2
           1.8       Assumed Indemnification Claims...............................................................................2
           1.9       Ballot.......................................................................................................3
           1.10      Bankruptcy Code..............................................................................................3
           1.11      Bankruptcy Court.............................................................................................3
           1.12      Bankruptcy Rules.............................................................................................3
           1.13      Banks........................................................................................................3
           1.14      Business Day.................................................................................................3
           1.15      Cash.........................................................................................................3
           1.16      Cause of Action..............................................................................................3
           1.17      Claim........................................................................................................3
           1.18      Class........................................................................................................3
           1.19      Collateral...................................................................................................3
           1.20      Commencement Date............................................................................................3
           1.21      Confirmation Date............................................................................................4
           1.22      Confirmation Hearing.........................................................................................4
           1.23      Confirmation Order...........................................................................................4
           1.24      Convenience Claim............................................................................................4
           1.25      Creditors' Committee.........................................................................................4
           1.26      Debtor Affiliate Claim.......................................................................................4
           1.27      Debtor Guarantors............................................................................................4
           1.28      Debtors......................................................................................................4
           1.29      Debtors in Possession........................................................................................4
           1.30      Disbursing Agent.............................................................................................4
           1.31      Disclosure Statement.........................................................................................4


           1.32      Disputed Claim...............................................................................................4
           1.33      Effective Date...............................................................................................5
           1.35      Entity.......................................................................................................5
           1.36      Equity Interest..............................................................................................5
           1.37      Final Order..................................................................................................5
           1.38      General Unsecured Claim......................................................................................5
           1.39      Insured Claim................................................................................................5
           1.40      Kasper Common Stock..........................................................................................5
           1.41      Kasper Equity Interest.......................................................................................5
           1.42      Lien.........................................................................................................5
           1.43      New Anne Klein Common Stock..................................................................................6
           1.44      New Anne Klein Preferred Stock...............................................................................6
           1.45      New Anne Klein Warrant Agreement.............................................................................6
           1.46      New Anne Klein Warrants......................................................................................6
           1.47      New Management Incentive Plan................................................................................6
           1.48      New Working Capital Facility.................................................................................6
           1.49      Non-Debtor Affiliates........................................................................................6
           1.50      Non-Debtor Affiliate Claim...................................................................................6
           1.51      Person.......................................................................................................6
           1.52      Plan.........................................................................................................6
           1.53      Plan Supplement..............................................................................................6
           1.54      Post-Petition Bank Credit Agreement..........................................................................6
           1.55      Post-Petition Banks..........................................................................................6
           1.56      Priority Non-Tax Claim.......................................................................................7
           1.57      Priority Tax Claim...........................................................................................7
           1.58      Record Date..................................................................................................7
           1.59      Registration Rights Agreement................................................................................7
           1.60      Releasees....................................................................................................7
           1.61      Reorganization Cases.........................................................................................7
           1.62      Reorganized Debtors..........................................................................................7
           1.63      Reorganized Kasper...........................................................................................7


           1.64      Reorganized Subsidiaries.....................................................................................7
           1.65      Schedules....................................................................................................7
           1.66      Secured Claim................................................................................................7
           1.67      Senior Notes.................................................................................................8
           1.68      Senior Notes Claims..........................................................................................8
           1.69      Senior Notes Indenture.......................................................................................8
           1.72      Subsidiary Debtors...........................................................................................8
           1.73      Subsidiary Equity Interest...................................................................................8
           1.74      Tort Claims..................................................................................................8
           1.75      Voting Deadline..............................................................................................8

Article II                  TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS....................................9

           2.1       Administrative Expense Claims................................................................................9
           2.2       Professional Compensation and Reimbursement Claims...........................................................9
           2.3       Priority Tax Claims..........................................................................................9

Article III                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS........................................................10

Article IV                  TREATMENT OF CLAIMS AND EQUITY INTERESTS.............................................................10

           4.1       Priority Non-Tax Claims (Class 1)...........................................................................10
           4.2       Secured Claims (Class 2)....................................................................................10
           4.3       Senior Notes Claims and General Unsecured Claims (Class 3)..................................................11
                               a) Class 3(A) - Senior Notes Claims...............................................................11
                               b) Class 3(B) - General Unsecured Claims..........................................................11
           4.4       Convenience Claims (Class 4)................................................................................11
           4.5       Affiliate Claims (Class 5)..................................................................................11
           4.6       Kasper Equity Interests (Class 6)...........................................................................12
           4.7       Subsidiary Equity Interests (Class 7).......................................................................12

Article V                   MEANS FOR IMPLEMENTATION.............................................................................12

           5.1       Deemed Consolidation of Debtors for Plan Purposes Only......................................................12
           5.2       Board of Directors..........................................................................................13
           5.3       Authorization of Plan Securities............................................................................13
           5.4       Exit Facility...............................................................................................13
           5.5       Registration Rights Agreement...............................................................................13


           5.6       SEC Reporting...............................................................................................13

           5.7       Cancellation of Existing Securities and Agreements..........................................................14

           5.8       Restructuring Transactions..................................................................................14
           5.9       New Management Incentive Plan...............................................................................14

Article VI                  CONFIRMATION AND EFFECTIVENESS OF THE PLAN...........................................................14

           6.1       Conditions Precedent to Confirmation........................................................................14
           6.2       Conditions Precedent to Effectiveness.......................................................................15
           6.3       Effect of Failure of Conditions.............................................................................15
           6.4       Waiver of Conditions........................................................................................15

Article VII                 EFFECT OF CONFIRMATION OF PLAN.......................................................................16



           7.2       Revesting of Assets.........................................................................................16
           7.3       Claims Extinguished.........................................................................................16
           7.4       Discharge of Debtors........................................................................................16
           7.5       Injunction..................................................................................................16

Article VIII                DISTRIBUTIONS........................................................................................17

           8.1       Record Date for Distributions...............................................................................17
           8.2       Date of Distributions.......................................................................................17
           8.3       Distributions to Class 3....................................................................................17
           8.4       No Fractional Shares or Fractional Warrants.................................................................18
           8.5       Disbursing Agent............................................................................................18
           8.6       Rights and Powers of Disbursing Agent.......................................................................18

                            (a) Powers of the Disbursing Agent...................................................................18


                            (b) Expenses Incurred on or After the Effective Date.................................................18


           8.7       Setoffs.....................................................................................................18
           8.8       Surrender of Instruments....................................................................................18
           8.9       Delivery of Distributions...................................................................................19
           8.10      Manner of Payment Under Plan of Reorganization..............................................................19
           8.11      Distributions After Effective Date..........................................................................19

Article IX                  PROCEDURES FOR TREATING DISPUTED CLAIMS..............................................................19

           9.1       Objections to Claims........................................................................................19
           9.2       No Distributions Pending Allowance..........................................................................19


           9.3       Estimation of Claims........................................................................................20
           9.4       Distributions Relating to Disputed Claims...................................................................20
           9.5       Distributions After Allowance...............................................................................20

Article X                   EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................................................20

           10.1      Assumption or Rejection of Executory Contracts and Unexpired Leases.........................................20

                               (a) Executory Contracts and Unexpired Leases......................................................20
                               (b) Schedules of Rejected Executory Contracts and Unexpired Leases; Inclusiveness.................21
                               (c) Insurance Policies............................................................................21
                               (d) Approval of Assumption, Assumption and Assignment or Rejection of Executory
                                   Contracts and Unexpired Leases................................................................21
                               (e) Cure of Defaults..............................................................................21
                               (f) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases
                                   Rejected Pursuant to the Plan.................................................................22
                               (g) Assumed Indemnification Obligations...........................................................22
                               (h) Compensation and Benefit Programs.............................................................22


Article XI                  RETENTION OF JURISDICTION............................................................................22

           11.1      Retention of Jurisdiction...................................................................................22

Article XII                 MISCELLANEOUS PROVISIONS.............................................................................23

           12.1      Effectuating Documents and Further Transactions.............................................................23
           12.2      Corporate Action............................................................................................23
           12.3      Exemption from Transfer Taxes...............................................................................23
           12.4      Releases of Releasees.......................................................................................24
           12.5      Limited Release by Releasees................................................................................24
           12.6      Exculpation.................................................................................................24
           12.7      Certain Indenture Trustee Fees and Expenses.................................................................25
           12.8      Post-Effective Date Fees and Expenses.......................................................................25
           12.9      Payment of Statutory Fees...................................................................................25
           12.10     Amendment or Modification of the Plan.......................................................................25
           12.11     Severability................................................................................................25
           12.12     Revocation or Withdrawal of the Plan........................................................................26
           12.13     Binding Effect..............................................................................................26
           12.14     Notices.....................................................................................................26


           12.15     Governing Law...............................................................................................27
           12.16     Withholding and Reporting Requirements......................................................................27
           12.17     Plan Supplement.............................................................................................27
           12.18     Sections 1125 and 1126 of the Bankruptcy Code...............................................................27
           12.19     Allocation of Plan Distributions............................................................................27
           12.20     Exhibits/Schedules..........................................................................................27
           12.21     Filing of Additional Documents..............................................................................28

 UNITED STATES BANKRUPTCY COURT
 SOUTHERN DISTRICT OF NEW YORK
----------------------------------------------------x
In re :                                                :
                                                       :     Chapter 11 Case No.
KASPER A.S.L., LTD.,                                   :     02-10497 (ALG)
                                                       :
                                     Debtor.           :
----------------------------------------------------x
In re
                                                       :     Chapter 11 Case No.
A.S.L. RETAIL OUTLETS, INC.                            :     02--10500 (ALG)
                                                       :
                                                       :
                                                       :
                                     Debtor.
----------------------------------------------------x
In re                                                  :
                                                       :     Chapter 11 Case No.
ASL/K LICENSING CORP.,                                 :     02-10502 (ALG)
                                                       :
                                     Debtor.           :
----------------------------------------------------x
In re                                                  :
                                                       :     Chapter 11 Case No.
AKC ACQUISITION, LTD.,                                 :     02-10503 (ALG)
                                                       :
                                     Debtor.           :
----------------------------------------------------x
In re                                                  :
                                                       :     Chapter 11 Case No.
LION LICENSING, LTD.,                                  :     02-10504 (ALG)
                                                       :
                                     Debtor.           :
----------------------------------------------------x
In re                                                  :
                                                       :     Chapter 11 Case No.
KASPER HOLDINGS, INC.,                                 :     02-10505 (ALG)
                                                       :
                                     Debtor.           :
----------------------------------------------------x

                DEBTORS' FIRST AMENDED AND RESTATED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

           Kasper A.S.L., Ltd.; A.S.L. Retail Outlets, Inc.; ASL/K Licensing Corp.; AKC Acquisition, Ltd.; Lion Licensing, Ltd.; and Kasper Holdings, Inc., propose the following joint chapter 11 plan of reorganization, pursuant to section 1121(a) of title 11 of the United States Code:

                                   Article I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

           Definitions. The following terms used in the Plan shall have the respective meanings defined below:

              1.1 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors' estates, any actual and necessary costs and expenses of operating the Debtors' businesses, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Reorganization Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

              1.2 Affiliate has the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

              1.3 Affiliate Claim means any Debtor Affiliate Claim and Non-Debtor Affiliate Claim.

              1.4 Allowed means, with reference to any Claim, (a) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim as to which no objection to allowance has been interposed in accordance with Section 9.1 or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (c) any Claim as to which the liability of the Debtors and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court, or (d) any Claim expressly allowed hereunder.

              1.5 Amended By-laws means each of the amended and restated By-laws of the Reorganized Debtors, which shall be in substantially the form contained in the Plan Supplement.

              1.6 Amended Certificates of Incorporation means each of the amended and restated Certificates of Incorporation of the Reorganized Debtors, which shall be in substantially the form contained in the Plan Supplement.

              1.7 Assumed Corporate Indemnities mean any obligation of the Debtors pursuant to the Debtors' certificates of incorporation or by-laws, applicable state law or specific agreement, or any combination of the foregoing, to defend, indemnify, reimburse and limit the liability of any of their present or former officers, directors and/or employees who served as officers, directors and/or employees, respectively, on or after the Commencement Date, solely in their capacity as officers, directors and/or employees or the Debtors, against any claims or obligations.

              1.8 Assumed Indemnification Claims mean all Claims, if any, as to which the claimant asserts rights based only upon the Assumed Corporate Indemnities.

              1.9 Ballot means the form distributed to holders of impaired Claims on which such holders indicate acceptance or rejection of the Plan and any election for, among other things, treatment of such impaired Claim provided under the Plan.

              1.10 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

              1.11 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Reorganization Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code, by the United States District Court for the Southern District of New York.

              1.12 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

              1.13 Banks means, collectively, the agents and lenders that are or have been from time to time parties to that certain Credit Agreement, dated as of July 19, 1999, as amended, among Kasper, the Debtor Guarantors and certain non-Debtor guarantors and JPMorgan Chase Bank, as administrative agent, The CIT Group/Commercial Services, Inc., as collateral monitor and the lenders party thereto, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the Credit Agreement, as same may have been amended, supplemented, modified, extended, replaced, refinanced, renewed or restated as of the Commencement Date.

              1.14 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

              1.15 Cash means legal tender of the United States of America.

              1.16 Cause of Action means, without limitation, any and all action, cause of action, liability, obligation, right, suit, damage, judgment, claim and demand whatsoever, whether known or unknown, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Reorganization Cases, including through the Effective Date.

              1.17 Claim has the meaning set forth in section 101 of the Bankruptcy Code.

              1.18 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

              1.19 Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

              1.20 Commencement Date means February 5, 2002, the date on which the Debtors commenced the Reorganization Cases.

              1.21 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

              1.22 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

              1.23 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

              1.24 Convenience Claim means any general unsecured Claim, including any Senior Notes Claim, in an amount of $1000.00 or less; provided, however, that if the holder of a general unsecured Claim elects to reduce such Claim to $1000.00 as provided in Section 4.4 hereof, such Claim shall be treated as a Convenience Claim for all purposes.

              1.25 Creditors' Committee means the official committee of unsecured creditors appointed in the Reorganization Cases, as constituted from time to time.

              1.26 Debtor Affiliate Claim means any Claim, whether secured or unsecured, of a Debtor against another Debtor.

              1.27 Debtor Guarantors means, collectively, A.S.L. Retail Outlets, Inc.; ASL/K Licensing Corp.; AKC Acquisition, Ltd.; Lion Licensing, Ltd.; and Kasper Holdings, Inc.

              1.28 Debtors means, collectively, Kasper A.S.L., Ltd.; A.S.L. Retail Outlets, Inc.; ASL/K Licensing Corp.; AKC Acquisition, Ltd.; Lion Licensing, Ltd.; and Kasper Holdings, Inc.

              1.29 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Reorganization Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

              1.30 Disbursing Agent means any entity in its capacity as a disbursing agent under Section 8.5 hereof.

              1.31 Disclosure Statement means the First Amended and Restated Disclosure Statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

              1.32 Disputed Claim means any Claim which has not been Allowed pursuant to the Plan or a Final Order, and

              (a) if no proof of claim has been filed by the applicable deadline: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but as to which the Debtors or Reorganized Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

              (b) if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline:
       (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors or the Reorganized Debtors which has not been withdrawn or determined by a Final Order; or
       (v) any Tort Claim.

              1.33 Effective Date means the first Business Day on which the conditions specified in Section 6.2 of the Plan have been satisfied or waived.

              1.34 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

              1.35 Entity shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

              1.36 Equity Interest means any share of common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

              1.37 Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

              1.38 General Unsecured Claim means a general unsecured Claim which is a Claim other than an Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Claim, Convenience Claim, and Affiliate Claim.

              1.39 Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies.

              1.40 Kasper Common Stock means the shares of common stock of Kasper A.S.L., Ltd., par value $0.01 per share, that were issued and outstanding on the Commencement Date.

              1.41 Kasper Equity Interest means any share of stock or other instrument evidencing an ownership interest in Kasper A.S.L., Ltd., whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

              1.42 Lien has the meaning set forth in section 101 of the Bankruptcy Code.

              1.43 New Anne Klein Common Stock means the shares of common stock, no par value, of Reorganized Kasper authorized and issued hereunder or authorized for the purposes specified in the Plan.

              1.44 New Anne Klein Preferred Stock means the shares of preferred stock, no par value, of Reorganized Kasper authorized and issued hereunder or authorized for the purposes specified in the Plan.

              1.45 New Anne Klein Warrant Agreement means the warrant agreement governing the issuance and exercise of the New Anne Klein Warrants, substantially in the form contained in the Plan Supplement.

              1.46 New Anne Klein Warrants means the warrants to purchase up to 755,556 shares of New Anne Klein Common Stock, at a purchase price of $11.25 per share, to be issued pursuant to, and exercised in accordance with, the terms and conditions of the New Anne Klein Warrant Agreement.

              1.47 New Management Incentive Plan means the management incentive plan for key employees of the Debtors, substantially in the form included in the Plan Supplement.

              1.48 New Working Capital Facility means the new senior secured revolving credit facility that shall become effective on the Effective Date.

              1.49 Non-Debtor Affiliates means, collectively, Kasper A.S.L. Europe, Ltd.; Asia Expert Limited; Tomwell Limited; Kasper Canada ULC; and Anne Klein ULC.

              1.50 Non-Debtor Affiliate Claim means any Claim, whether secured or unsecured, of a Non-Debtor Affiliate against a Debtor.

              1.51 Person shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

              1.52 Plan means this amended and restated joint chapter 11 plan of reorganization, including, without limitation, all exhibits, supplements, appendices and schedules hereto, either in their present form or as the same may be altered, amended or modified from time to time.

              1.53 Plan Supplement means the supplement to the Plan containing certain documents relevant to the implementation of the Plan or the treatment of Allowed Claims thereunder.

              1.54 Post-Petition Bank Credit Agreement means that certain Credit Agreement, dated as of February 5, 2002, among Kasper, as borrower, the Debtor Guarantors and certain Non-Debtor Affiliates, as guarantors, and JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc., as book manager and lead arranger, The CIT Group/Commercial Services, Inc., as collateral monitor, and the lenders party thereto, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the Post-Petition Bank Credit Agreement, as the same may have been amended, restated, supplemented or otherwise modified from time to time.

              1.55 Post-Petition Banks means, collectively, the agents and lenders that are from time to time parties to the Post-Petition Bank Credit Agreement.

              1.56 Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

              1.57 Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

              1.58 Record Date means, for purposes of voting on the Plan, the date on which the order of the Bankruptcy Court approving the Disclosure Statement is entered on the docket of the Bankruptcy Court and, for purposes of receiving a distribution under the Plan, the Confirmation Date.

              1.59 Registration Rights Agreement means the agreement of Reorganized Kasper to register shares of New Anne Klein Common Stock under the Securities Exchange Act of 1934, as amended, upon the demand of certain holders thereof, which shall be substantially in the form contained in the Plan Supplement.

              1.60 Releasees means all present and former officers and directors of the Debtors who were directors and/or officers, respectively, on or after the Commencement Date, and any other Persons who serve or served as members of management of the Debtors on or after the Commencement Date, all present and former Banks and Post-Petition Banks, all present and former officers and directors and other Persons who serve or served as members of the management of any present or former Bank and Post-Petition Bank, all members of the ad hoc committee of holders of Senior Notes and members of the Creditors' Committee and their respective officers, partners, and directors, and all post-Commencement Date advisors, consultants or professionals of or to the Debtors, the Banks, the Post-Petition Banks, and the Creditors' Committee.

              1.61 Reorganization Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on February 5, 2002 in the United States Bankruptcy Court for the Southern District of New York and styled In re Kasper A.S.L., Ltd., et al., 02-10497 (ALG).

              1.62 Reorganized Debtors means the Debtors, and any successor of any such debtors by merger, consolidation or otherwise, on and after the Effective Date.

              1.63 Reorganized Kasper means Kasper A.S.L. Ltd., the name of which shall be changed to The Anne Klein Group, Inc., upon the Effective Date, and any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

              1.64 Reorganized Subsidiaries means, collectively, A.S.L. Retail Outlets, Inc.; ASL/K Licensing Corp.; AKC Acquisition, Ltd.; Lion Licensing, Ltd.; and Kasper Holdings, Inc., upon the Effective Date, and any successors thereto by merger, consolidation or otherwise, on and after the Effective Date.

              1.65 Schedules means the schedule of assets and liabilities, the list of holders of Equity Interests and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto.

              1.66 Secured Claim means any Claim, to the extent reflected in the Schedules or on a timely filed proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the

       Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

              1.67 Senior Notes means the notes issued pursuant to the Senior Notes Indenture.

              1.68 Senior Notes Claims means any Claim of the Senior Note Trustee and holders of Senior Notes against the Debtors arising out of or related to the Indenture or the transaction, agreement or instruments upon which the Senior Notes are based.

              1.69 Senior Notes Indenture means the indenture, dated as of June 4, 1997, as supplemented on June 30, 1997 and June 16, 199, between Kasper A.S.L., Ltd. (f/k/a Sassco Fashions, Ltd.) as issuer, and the Bank of New York, as successor in interest to IBJ Schroder Bank & Trust Company, as trustee.

              1.70 Senior Notes Trustee means the Bank of New York, as successor to IBJ Schroder Bank & Trust Company as indenture trustee, registrar and paying agent under the Senior Notes Indenture.

              1.71 Senior Notes Trustee Claim means any Claim of the Senior Notes Trustee pursuant to the Senior Notes Indenture against the Debtors for the reasonable fees and expenses of the Senior Notes Trustee including, without limitation, reasonable attorneys' fees and expenses, and indemnification.

              1.72 Subsidiary Debtors means, collectively, A.S.L. Retail Outlets, Inc.; ASL/K Licensing Corp.; AKC Acquisition, Ltd.; Lion Licensing, Ltd.; and Kasper Holdings, Inc.

              1.73 Subsidiary Equity Interest means any share of stock or other instrument evidencing an ownership interest in, collectively, A.S.L. Retail Outlets, Inc.; ASL/K Licensing Corp.; AKC Acquisition, Ltd.; Lion Licensing, Ltd.; and Kasper Holdings, Inc., whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

              1.74 Tort Claims means any Claim related to personal injury, property damage, products liability, wrongful death or other similar Claims against any of the Debtors.

              1.75 Voting Deadline means the date set by the Bankruptcy Court by which the Ballots for acceptance or rejection of the Plan or elections for alternative treatment under the Plan must be received by the Debtors' voting agent.

         Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, schedule, or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to the Plan, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. A term used in the Plan that is not defined in the Plan shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

                                   Article II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
                     --------------------------------------

              2.1 Administrative Expense Claims.

         On the Effective Date, except to the extent that a holder of an Allowed Administrative Expense Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions. All obligations under the Post-Petition Bank Credit Agreement shall be deemed Allowed Administrative Expense Claims and shall be paid in full in Cash on the Effective Date.

              2.2 Professional Compensation and Reimbursement Claims.

           All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is sixty (60) days after the Effective Date, or such other date as may be fixed by order of the Bankruptcy Court and (b) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are allowed by the Bankruptcy Court (i) on the date of such allowance, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Reorganized Debtors. The Debtors are authorized to pay compensation for services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

              2.3 Priority Tax Claims.

           On the Effective Date, except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the option of the Reorganized Debtors, (a) Cash in an amount equal to such Priority Tax Claim on the Effective Date or as soon thereafter as is practicable or, at the option of the Reorganized Debtors, (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 6.0%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or (c) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

                                  Article III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                  ---------------------------------------------

         The following tables designate the classes of Claims against and Equity Interests in each of the Debtors and specify which of those classes are (i) impaired or unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to have rejected the Plan.


------------------------------------------------------------------------------------------------------------------------------------
             Class                      Designation                         Impairment               Entitled to Vote
------------------------------------------------------------------------------------------------------------------------------------
            Class 1            Priority Non-Tax Claims                      Unimpaired                      No
------------------------------------------------------------------------------------------------------------------------------------
            Class 2            Secured Claims                               Unimpaired                      No
------------------------------------------------------------------------------------------------------------------------------------
            Class 3(A)         Senior Notes Claims                          Impaired                        Yes

            Class 3(B)         General Unsecured Claims                     Impaired                        Yes

            Class 4            Convenience Claims                           Impaired                        Yes
------------------------------------------------------------------------------------------------------------------------------------
            Class 5            Affiliate Claims                             Unimpaired                      No
------------------------------------------------------------------------------------------------------------------------------------
            Class 6            Kasper Equity Interests                      Impaired                        Yes
------------------------------------------------------------------------------------------------------------------------------------
            Class 7            Subsidiary Equity Interests                  Unimpaired                      No
------------------------------------------------------------------------------------------------------------------------------------


                                   Article IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    ----------------------------------------

              4.1 Priority Non-Tax Claims (Class 1).

           Except to the extent that a holder of an Allowed Priority Non-Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, on or as soon as is practicable after the Effective Date each holder of an Allowed Priority Non-Tax Claim shall be paid in full, in Cash, together with postpetition interest.

              4.2 Secured Claims (Class 2).

           Except to the extent that a holder of an Allowed Secured Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, on the Effective Date each holder of an Allowed Secured Claim shall be, at the Debtors' option, (i) reinstated, (ii) paid in full, in Cash, together with postpetition interest at the applicable non-default contract rate, or if none, at the Federal Judgment Rate, (iii) satisfied by the Debtors' surrender of the Collateral securing such Allowed Secured Claim to such holder, (iv) offset against, and to the extent of, the Debtors' Claims against the holder of such Allowed Secured Claim or (v) otherwise rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

              4.3 Senior Notes Claims and General Unsecured Claims (Class 3).

           Class 3 consists of all Class 3(A) Senior Notes Claims and all Class 3(B) General Unsecured Claims. General Unsecured Claims are entitled to receive and shall receive under the Plan the same treatment as the Senior Notes Claims. Accordingly, Senior Notes Claims and General Unsecured Claims shall vote together as a single class on whether to accept or reject the Plan.

              a) Class 3(A) - Senior Notes Claims. The Senior Notes Claims shall be allowed in an aggregate amount equal to the aggregate principal amount of the Senior Notes outstanding as of the Commencement Date, plus the accrued and unpaid interest thereon as of the Commencement Date under the terms of the Senior Notes Indenture. The Debtors estimate that these amounts will aggregate approximately $139,096,000 million.

           Except to the extent that a holder of an Allowed Senior Notes Claim agrees to a different treatment, on the Effective Date each holder of an Allowed Senior Notes Claim shall receive one share of New Anne Klein Common Stock for each $11.75 of Allowed Senior Notes Claim.

              b) Class 3(B) - General Unsecured Claims. Except to the extent that a holder of an Allowed General Unsecured Claim agrees to a different treatment, on the Effective Date each holder of an Allowed General Unsecured Claim shall receive one share of New Anne Klein Common Stock for each $11.75 of Allowed General Unsecured Claim.

           No fractional shares of New Anne Klein Common Stock shall be issued under the Plan. To the extent that the holder of an Allowed Senior Notes Claim or an Allowed General Unsecured Claim would be entitled to a one-half or more of a share, such fraction shall be rounded up to the next whole share; and to the extent such holder shall be entitled to less than one-half of a share, such holder shall not receive any share or fraction of a share in respect of such fraction.

              4.4 Convenience Claims (Class 4).

           On the Effective Date, all Allowed Convenience Claims shall receive Cash, without interest, in the amount of $0.70 per dollar of Allowed Convenience Claim up to a maximum distribution of $700.00 per Convenience Claim.

           Notwithstanding the provisions of Section 4.3(b) of the Plan, any holder of an Allowed general unsecured Claim, including any Allowed Senior Notes Claim, in an amount in excess of $1000.00, that elects on the Ballot in respect thereof to reduce the amount of such Allowed Claim to $1000.00, shall be entitled to receive on such Allowed Claim, as so reduced, a distribution of $700.00, in full settlement, release, and discharge of such Allowed Claim, and the holder of such Claim shall therefore be conclusively presumed to have voted such claim in favor of the Plan. Such election must be made on the Ballot and be received on or prior to the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived or extended, in writing, by the Debtors.

              4.5 Affiliate Claims (Class 5).

           The legal, equitable, and contractual rights of the holders of Allowed Affiliate Claims are unaltered by the Plan, or such Affiliate Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

              4.6 Kasper Equity Interests (Class 6).

           The holders of the Kasper Equity Interests shall receive one (1) New Anne Klein Warrant for each 9 shares of the Kasper Common Stock held by such Person. No fractional New Anne Klein Warrants shall be issued. In the event that a Person holds less than 5 shares of Kasper Common Stock, no New Anne Klein Warrant shall be issued on account thereof, and if a Person holds 5 or more shares of Kasper Common Stock but less than 9 shares, such Person shall receive one (1) New Anne Klein Warrant on account thereof.

              4.7 Subsidiary Equity Interests (Class 7).

           The Subsidiary Debtors guaranteed all of the obligations of Kasper under the Senior Credit Facility Agreement and pledged all or substantially all of their respective assets as collateral for their joint and several obligations under such guarantees. That indebtedness has been paid in full with monies provided by Kasper. In addition, Reorganized Kasper is providing New Anne Klein Common Stock, New Anne Klein Warrants and Cash for distributions to creditors of the Subsidiary Debtors pursuant to the Plan. Accordingly, Reorganized Kasper shall retain ownership of all of the Subsidiary Equity Interests in each of the Reorganized Subsidiaries.

                                   Article V

                            MEANS FOR IMPLEMENTATION
                            ------------------------

              5.1 Deemed Consolidation of Debtors for Plan Purposes Only.

           Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated for the following purposes under the Plan; (i) all guaranties by any Debtor of the obligations of any other Debtor and no co-obligation of one Debtor with the obligation of any other Debtor arising prior to the Commencement Date shall be deemed eliminated so that any Claim against any Debtor and any guaranty or co-obligation thereof executed by any other Debtor and any joint and several liability of any Debtor with another Debtor shall be deemed to be one obligation of the deemed consolidated Debtors; and (ii) each and every Claim filed or to be filed in the Reorganization Cases shall be deemed filed against the deemed consolidated estates of all Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors and their estates.

         Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this Section) affect: (i) the legal and organizational structure of the Reorganized Debtors; (ii) pre- and post-Commencement Date guaranties, liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed, (B) pursuant to the Plan, or (C) in connection with any financing entered into by the Reorganized Debtors on the Effective Date; and (iii) distributions out of any insurance policies or proceeds of such policies.

         Notwithstanding anything contained in the Plan to the contrary, the deemed consolidation of the Debtors shall not have any effect on the Claims being reinstated and/or rendered unimpaired, and the legal, equitable, and contractual rights to which the holders of any such Claims are entitled shall be left unaltered by the Plan.

              5.2 Board of Directors.

           On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the Boards of Directors of the Reorganized Debtors.

           The initial Board of Directors for Reorganized Kasper shall consist of up to seven persons, a list of their names shall be included in the Plan Supplement and the approval of appointments of such persons by the Bankruptcy Court shall be sought in connection with confirmation of the Plan. Such directors shall be deemed elected or appointed, as the case may be, pursuant to the order confirming the Plan, but shall not take office and shall not be deemed to be elected or appointed until the occurrence of the Effective Date. Those directors and officers not continuing in office shall be deemed removed therefrom as of the Effective Date pursuant to the order confirming the Plan. The initial Board of Directors for Reorganized Kasper shall select the officers and directors of the Reorganized Subsidiaries.

              5.3 Authorization of Plan Securities.

           Reorganized Kasper shall be authorized to issue (i) 50,000,000 shares of New Anne Klein Common Stock, (ii) 10,000,000 shares of New Anne Klein Preferred Stock (which may have one or more series or classes, any or all of which classes or series may have such voting powers and such designations, preferences, rights, qualifications, limitations and restrictions as shall be determined by the board of directors of the Reorganized Kasper and set forth in the certificate of designation from time to time), and (iii) any equity interests specified in the New Management Incentive Plan, in each case, without the need for any further corporate action and pursuant to section 303 of the Delaware General Corporation Law. The shares of New Anne Klein Common Stock, New Anne Klein Preferred Stock and New Anne Klein Warrants authorized in the Amended Certificate of Incorporation or otherwise may be used for the purposes stated therein.

              5.4 Exit Facility.

           The Debtors shall enter into the New Working Capital Facility or other financing arrangements to fund obligations under the Plan and provide for their working capital requirements, and to issue, execute, and deliver such agreements, documents, and instruments and to take such other actions as are necessary and appropriate to implement and effectuate such transactions.

              5.5 Registration Rights Agreement.

           On the Effective Date, Reorganized Kasper shall execute and deliver a registration rights agreement substantially in the form to be included in the Plan Supplement, obligating Reorganized Kasper to register the shares of New Anne Klein Common Stock under the Securities Exchange Act of 1934, as amended, upon the demand of certain holders thereof, and pursuant to customary "piggyback" provisions, all at the times and in accordance with the terms set forth in such registration rights agreement. Holders entitled to the benefits of the registration rights agreement are those persons that own 10% or more of the New Anne Klein Common Stock or would otherwise qualify as an "underwriter" as defined in section 1145(b) of the Bankruptcy Code.

              5.6 SEC Reporting.

           Unless otherwise determined by its board of directors after the Effective Date, Reorganized Kasper will continue to file periodic and current reports with the Securities and Exchange Commission, as required by a public company under the Securities Exchange Act of 1934.

              5.7 Cancellation of Existing Securities and Agreements.

           Except for purposes of evidencing a right to distributions under the Plan, on the Effective Date all the agreements and other documents evidencing the Claims and Equity Interests or rights of any holder of a Claim or Equity Interest against the Debtors, including options or warrants to purchase Equity Interests, obligating the Debtors to issue, transfer, or sell Equity Interests in the Debtors, shall be terminated, cancelled, and of no further force or effect; provided, however, that the Senior Notes Indenture shall continue in effect for the purposes of (i) allowing the Senior Notes Trustee to make any distributions on account of the Senior Notes pursuant to the Plan and to perform such other necessary administrative functions with respect thereto, and (ii) permitting the Senior Notes Trustee to maintain and assert any rights or liens for reasonable fees, costs, and expenses under the Senior Notes Indenture.

              5.8 Restructuring Transactions.

           On and as of the Effective Date, within the sole and exclusive discretion of the Debtors, the Debtors may, subject to the approval of the Creditors' Committee, notwithstanding any other transfers described in this
Article V, cause any Debtor to be merged with and into another of the Debtors or dissolved, or may cause the transfer of assets between or among the Debtors, or engage in any other transaction in furtherance of the Plan. Any such transactions shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

              5.9 New Management Incentive Plan.

           Reorganized Kasper shall adopt the New Management Incentive Plan. The solicitation of Ballots on this Plan shall be deemed a solicitation of the holders of New Anne Klein Common Stock for approval of the New Management Incentive Plan. Entry of the Confirmation Order shall constitute such approval, and the Confirmation Order shall so provide.

                                   Article VI

                   CONFIRMATION AND EFFECTIVENESS OF THE PLAN
                   ------------------------------------------

              6.1 Conditions Precedent to Confirmation.

           The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to
Section 6.4 of the Plan:

           (a) All exhibits to the Plan, including those contained in the Plan Supplement, shall be in form and substance reasonably acceptable to the Creditors' Committee;

           (b) No default or event of default under the Post-Petition Bank Credit Agreement shall have occurred and be continuing;

           (c) One or more financial institutions reasonably acceptable to the Creditors' Committee and the Debtors shall have agreed to provide the New Working Capital Facility to the Debtors upon the Effective Date on terms acceptable to the Debtors and the Creditors' Committee; and

           (d) The aggregate amount of all Disputed and Allowed Class 3B Claims as of the Confirmation Date shall not exceed $20 Million.

              6.2 Conditions Precedent to Effectiveness.

           The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 6.4 of the
Plan:

           (a) the Confirmation Order, in form and substance reasonably acceptable to the Creditors' Committee, shall have been entered by the Bankruptcy Court on or before March 31, 2003, and no order staying or enjoining the consummation of the Plan shall be in force or effect.

           (b) the Effective Date shall have occurred on or before April 30, 2003;

           (c) all actions, documents, instruments, and agreements necessary to implement and effectuate the Plan shall have been taken or executed and delivered, as the case may be;

           (d) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtors to be necessary to implement and effectuate the Plan;

           (e) each of the Amended Certificates of Incorporation and the Amended By-laws, in form and substance acceptable to the Debtors and the Creditors' Committee, shall have been filed, effected, or executed, as required; and

           (f) the Debtors' good-faith estimate of the total amount to be distributed to the holders of Disputed and Allowed Class 4 Claims shall not exceed $400,000.00.

              6.3 Effect of Failure of Conditions.

           In the event that one or more of the conditions specified in Section
6.2 of the Plan have not occurred on or before the date that is ninety (90) days after the Confirmation Date, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

              6.4 Waiver of Conditions.

           The Debtors may waive, with the consent of the Creditors' Committee, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent set forth in Sections 6.1 and 6.2 of the Plan (other than the conditions set forth in Sections 6.1(b), 6.1(d), 6.2(a) (except as to timing), 6.2(b) (except as to timing) and 6.2(f)).

                                  Article VII

                         EFFECT OF CONFIRMATION OF PLAN
                         ------------------------------

              7.1 Term of Bankruptcy Injunction or Stays.

           Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

              7.2 Revesting of Assets.

           (a) On the Effective Date, except as otherwise provided for in the Plan, the property of the estates of the Debtors shall vest in the respective Reorganized Debtor free of and from all Liens and Claims.

           (b) From and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

           (c) As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Liens, Claims, and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan.

              7.3 Claims Extinguished.

           As of the Effective Date, any and all avoidance claims accruing to the Debtors and Debtors in Possession under sections 502(d), 544, 545, 547, 548, 549, 550 and 551 of the Bankruptcy Code and not then pending, shall be extinguished.

              7.4 Discharge of Debtors.

           The rights and distributions afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, or any of their assets or properties. Except as otherwise provided in the Plan,
(a) on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full and (b) all Persons shall be precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

              7.5 Injunction.

           Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtors, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and Causes of Action which are extinguished, dismissed or released pursuant to the Plan. Such injunction shall extend to successors of the Debtors, including, without limitation, the Reorganized Debtors and their properties and interests in property; provided, however, that nothing contained in this Section shall enjoin, bar or otherwise impair commencement of direct personal claims against any person other than the Debtors.

                                  Article VIII

                                  DISTRIBUTIONS
                                  -------------

              8.1 Record Date for Distributions.

         On the Record Date, the various transfer registers for each Class of Claims or Equity Interests as maintained by the Debtors or their respective agents including registers for the Senior Notes, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests. The Debtors and the Senior Notes Trustee shall have no obligation to recognize any transfer of the Claims or Equity Interests occurring on or after the Record Date.

              8.2 Date of Distributions.

         Unless otherwise provided in the Plan, distributions and deliveries to be made under the Plan shall be made on the Effective Date or as soon thereafter as is practicable. The shares of New Anne Klein Common Stock and New Anne Klein Warrants referred to in Sections 4.3 and 4.6, respectively, shall be issued to the holders of Allowed Claims in Class 3 and holders of Allowed Equity Interests in Class 6, as the case may be, as soon as reasonably practicable after the later of (i) the Effective Date or (ii) the date on which a Disputed Claim in Class 3 or a disputed Equity Interest in Class 6 is resolved and becomes an Allowed Claim or Allowed Equity Interest.

         In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

              8.3 Distributions to Class 3.

           As soon as practicable after the Effective Date, distributions of New Anne Klein Common Stock shall be made to the holders of Allowed Senior Notes Claims and Allowed General Unsecured Claims. Distributions on account of the Allowed Senior Notes Claims shall be made to Senior Notes Trustee, in accordance with Section 8.9 of the Plan. The Indenture Trustee shall, in turn, make the distributions to the holders of Senior Notes pursuant to the terms of the Senior Notes Indenture as such holders surrender such securities in accordance with
Section 8.8 of the Plan. Distributions shall be made by the Reorganized Debtors directly to the holders of Allowed General Unsecured Claims.

         The Reorganized Debtors shall not be required to make a distribution of New Anne Klein Common Stock to the holder of any Disputed Claim until such Claim is resolved. Once a Disputed Claim has been resolved, the Reorganized Debtors may make a distribution to such holder of a resolved Disputed Claim. The Debtors may exclude Tort Claims from any distribution of New Anne Klein Common Stock to the extent they determine, in the exercise of their discretion and in consultation with the Creditors' Committee appointed in the Reorganization Cases, that sufficient insurance is available to cover such Tort Claims.

              8.4 No Fractional Shares or Fractional Warrants.

         No fractional shares of New Anne Klein Common Stock, New Anne Klein Warrants or Cash in lieu thereof shall be distributed. For purposes of distribution, fractional shares of New Anne Klein Common Stock and New Anne Klein Warrants shall be rounded up or down, as set forth in Section 4.3 or
Section 4.6, as applicable, to the next whole number or zero.

              8.5 Disbursing Agent.

         All distributions under the Plan shall be made by the Reorganized Debtors as Disbursing Agent or such other entity as may be designated by the Reorganized Debtors as a Disbursing Agent. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors, including the costs and expenses of procuring any such bond or surety for the Senior Notes Trustee on behalf of the holders of Senior Notes.

              8.6 Rights and Powers of Disbursing Agent.

           (a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

           (b) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

              8.7 Setoffs.

         The Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim the Debtors may have against the holder of such Claim, provided, however, that in the event the Debtors seek to exercise such setoff rights against the holder of a Claim that is a debtor in a case under the Bankruptcy Code, the Debtors shall comply with the requirements of the Bankruptcy Code, including seeking relief from the automatic stay.

              8.8 Surrender of Instruments.

         As a condition to receiving any distribution under the Plan of Reorganization, each holder of a Senior Note or Kasper Common Stock must surrender such Senior Note or Kasper Common Stock to Reorganized Kasper or its designee. Any holder of a Senior Note or Kasper Common Stock that fails to (a) surrender such instrument or certificate or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and Reorganized Kasper and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date, shall be deemed to have forfeited all rights and claims and may not participate in any distribution under the Plan of Reorganization.

              8.9 Delivery of Distributions.

         Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim except the holders of an Allowed Senior Notes Claim or Allowed Equity Interest, shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. All distributions to any holder of an Allowed Senior Notes Claim shall be made to the Senior Notes Trustee. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property shall revert to the Reorganized Debtors, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

              8.10 Manner of Payment Under Plan of Reorganization.

         At the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

              8.11 Distributions After Effective Date.

         Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on and as of the Effective Date.

                                   Article IX

                     PROCEDURES FOR TREATING DISPUTED CLAIMS
                     ---------------------------------------

              9.1 Objections to Claims.

         Except insofar as a Claim is allowed under the Plan, only the Debtors shall be entitled to object to Claims after the Confirmation Date. Any objections to Claims shall be served and filed on or before the later of (a) one hundred and twenty (120) days after the Effective Date or (b) such date as may be fixed by the Bankruptcy Court.

              9.2 No Distributions Pending Allowance.

           Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. Until such time, the Debtors shall withhold from the property to be distributed on or after the Effective Date, the portion of such property allocable to such Disputed Claim. Until such time as a distribution is made hereunder on account of a Disputed Claim that becomes an Allowed Senior Notes Claim or an Allowed General Unsecured Claim, the holders of such Claim shall not be entitled to vote any shares of stock to be received by such holders under the Plan on account of such Disputed Claim.



              9.3 Estimation of Claims.

         The Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code or otherwise, regardless of whether the Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

              9.4 Distributions Relating to Disputed Claims.

         At such time as all or any portion of a Disputed Claim becomes an Allowed Claim, the Reorganized Debtors shall distribute to the holder of such Claim the property distributable with respect to the Class in which such Claim belongs. To the extent that all or a portion of a Disputed Claim is disallowed, the holder of such Claim shall not receive any distribution on account of the portion of such Claim that is disallowed and, if applicable, any property withheld pending the resolution of such Claim shall be returned to the Reorganized Debtors.

              9.5 Distributions After Allowance.

           To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution to which such holder is entitled under the Plan subject to the limitations contained in Section 8.3, relating to distributions of New Anne Klein Common Stock to holders of Class 3 Claims.

                                   Article X

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                    ----------------------------------------

              10.1 Assumption or Rejection of Executory Contracts and Unexpired Leases.

           (a) Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases between the Debtors and any Person or Entity shall be deemed assumed by the Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) as to which a motion for the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date or (iii) that is listed on
Schedule 10.1(a)(x) (executory contracts) or Schedule 10.1(a)(y) (unexpired leases), which Schedules shall be included in the Plan Supplement; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 10.1(a)(x) and 10.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected by the Debtors as of the Effective Date. The Debtors shall provide notice of any amendments to Schedules 10.1(a)(x) or 10.1(a)(y) to the other parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 10.1(a)(x) and 10.1(a)(y) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

           (b) Schedules of Rejected Executory Contracts and Unexpired Leases; Inclusiveness. Each executory contract and unexpired lease listed or to be listed on Schedules 10.1(a)(x) or 10.1(a)(y) that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 10.1(a)(x) or 10.1(a)(y) and
(ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedules 10.1(a)(x) or 10.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously have been assumed or assumed and assigned by the Debtors.

           (c) Insurance Policies. All of the Debtors' insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any holder of an Insured Claim shall be in accordance with the treatment provided under Article IV of the Plan. Nothing contained in this
Section 10.1(c) shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

           (d) Approval of Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to
Section 10.1(a) hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign or reject the unexpired leases specified in Section 10.1(a) hereof through the date of entry of an order approving the assumption, assumption and assignment or rejection of such unexpired leases and (iii) the approval, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 10.1(a) hereof.

           (e) Cure of Defaults. Except as may otherwise be agreed to by the parties, within 30 days after the Effective Date, the Reorganized Debtors shall cure all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to Section 10.1(a) hereof, in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

           (f) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section
10.1 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, by no later than 30 days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 10.1(a)(x) or 10.1(a)(y). All such Claims not filed within such time will be forever barred from assertion against the Debtors and their estates and the Reorganized Debtors and their property.

           (g) Assumed Indemnification Obligations. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute the approval, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, of the assumption of the Assumed Indemnification Claims. The Assumed Indemnification Claims shall, in all respects, irrespective of whether such claims arise under contracts or executory contracts, survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

           (h) Compensation and Benefit Programs. Except as provided in Section 10.1(a) of the Plan, all savings, retirement, health care, severance, performance-based cash incentive, retention, employee welfare benefit, life insurance, disability and similar plans or agreements, all directors and officers liability and other insurance and all workers compensation programs are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtors in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

                                   Article XI

                            RETENTION OF JURISDICTION
                            -------------------------

              11.1 Retention of Jurisdiction. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Reorganization Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

           (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

           (b) To hear and determine any and all adversary proceedings, applications and contested matters;

           (c) To hear and determine any objections to or requests to estimate any Administrative Expense Claims or Claims;

           (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

           (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

           (f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order or in the Plan;

           (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

(h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

           (i) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

           (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

           (k) To hear any other matter not inconsistent with the Bankruptcy Code; and

           (l) To enter a final decree closing the Reorganization Cases.

                                  Article XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

              12.1 Effectuating Documents and Further Transactions.

           The Debtors and Reorganized Debtors are authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

              12.2 Corporate Action.

           On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtors or Reorganized Debtors, including, without limitation, the authorization to issue or cause to be issued the New Working Capital Facility Agreement, the New Anne Klein Warrant Agreement, the New Management Incentive Plan, the Amended By-laws, the Amended Certificates of Incorporation, the Registration Rights Agreement, and the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their Amended By-laws and Amended Certificates of Incorporation with the Secretaries of State of the states in which they are incorporated, to the extent required by the applicable general corporation law of such states. The Amended By-laws and the Amended Certificates of Incorporation shall contain provisions necessary to (a) prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law and (b) effectuate the provisions of the Plan.

              12.3 Exemption from Transfer Taxes.

           Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including, without limitation, the sales, if any, by the Debtors of owned property or assets pursuant to section 363(b) of the Bankruptcy Code and the assumptions, assignments and sales, if any, by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax.

              12.4 Releases of Releasees.

           As of the Effective Date, the Debtors and the Debtors in Possession and each holder of a Claim against or Equity Interest in the Debtors or Debtors in Possession shall be deemed to release all of the Releasees from any and all Causes of Action held by, assertable on behalf of or derivative from the Debtors or the Debtors in Possession or such holder, in any way relating to the Debtors, the Debtors in Possession, the Reorganization Cases, the Plan, negotiations concerning the Plan and the ownership, management and operation of the Debtors, except for any act or omission arising from fraud or willful misconduct of a Releasee; provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of any express contractual obligation owing by any former director, officer or employee to the Debtors or any reimbursement obligation of any former director, officer or employee with respect to a loan or advance made by the Debtors to such former director, officer or employee. Nothing in this Section shall effect a release in favor of any person other than the Debtors with respect to any debt owed to the United States Government, any state, city or municipality for any liability of such person arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality or (iii) any criminal laws of the United States, any state, city or municipality.

              12.5 Limited Release by Releasees.

           Except as otherwise provided under the Plan, as of the Effective Date, each of the Releasees, in any capacity, generally releases the Debtors and the Debtors in Possession, in each case in any capacity, from any and all Causes of Action held by, assertable on behalf of or derivative from such Releasee, in any way relating to the Debtors, the Debtors in Possession, the Reorganization Cases, the Plan, negotiations regarding or concerning the Plan and the ownership, management and operation of the Debtors other than indemnity matters or claims for which insurance coverage exists

              12.6 Exculpation.

           None of the Debtors, the Reorganized Debtors, the members of the Creditors' Committee, the Senior Notes Trustee, the Banks, the Post-Petition Banks, or the holders of Senior Notes or any of their respective members, officers, directors, employees, advisors, professionals or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of the Reorganization Cases, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation or the administration of the Plan, or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, Reorganized Debtors, the Creditors' Committee, the Senior Notes Trustee, the Banks, and the Post-Petition Banks and each of their respective members, officers, directors, employees, advisors, professionals and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing in this Section shall effect a release of any person other than the Debtors with respect to any debt owed to the United States Government, any state. city or municipality for any liability of such person arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality or
(iii) any criminal laws of the United States, any state, city or municipality; provided further that the Debtors' reorganization process and Plan in no way discharge, release, or relieve the Debtors, Reorganized Debtors, any other members of the Debtors' or Reorganized Debtors' controlled groups (as defined in 29 U.S.C. ss. 1301(a)(14)).

              12.7 Certain Indenture Trustee Fees and Expenses.

         The Senior Notes Trustee Claim for reasonable fees and expenses through the Effective Date, will be paid by the Reorganized Debtors pursuant to the Confirmation Order in Cash on the Effective Date, without the need for the Senior Notes Trustee to file an application for allowance with the Court. Upon payment of the Senior Notes Trustee Claim through the Effective Date in full, the Senior Notes Trustee will be deemed to have released its lien and priority rights for its fees and expenses under the Senior Notes Indenture solely to the extent of such payment.

              12.8 Post-Effective Date Fees and Expenses.

           From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

              12.9 Payment of Statutory Fees.

           All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

              12.10 Amendment or Modification of the Plan.

           Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. Subject to obtaining the approval of the Creditors' Committee, the Plan may be altered, amended or modified by the Debtors at any time after the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

              12.11 Severability.

           In the event that the Bankruptcy Court determines that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

              12.12 Revocation or Withdrawal of the Plan.

           The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained in the Plan shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

              12.13 Binding Effect.

           The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

              12.14 Notices.

           All notices, requests and demands to or upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, to be effective shall be in writing and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered by messenger or required overnight courier service or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         If to the Debtors or Reorganized Debtors:

         The Anne Klein Group, Inc.
         11 West 42nd Street
         New York, New York  10030
         Attn:  General Counsel
         (212) 626-6121
         (212) 626-6354

         with a copy to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York  10153
         Attn:  Alan B. Miller, Esq.
         Telephone:  (212) 310-8000
         Facsimile:  (212) 310-8007

         If to the Creditors' Committee

        Anderson Kill & Olick, PC
        1251 Avenue of the Americas
        New York, New York  10020
        Attn:  Mark D. Silverschotz, Esq.
        Telephone:  (212) 278-1000
        Facsimile:  (212) 278-1733


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


              12.15 Governing Law.

           Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

              12.16 Withholding and Reporting Requirements.

           In connection with the consummation of the Plan, the Debtors or Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

              12.17 Plan Supplement.

           The Amended Certificates of Incorporation, the Amended By-laws, the New Working Capital Facility Agreement, the New Anne Klein Warrant Agreement, the Registration Rights Agreement, and Schedules 10.1(a)(x) and 10.1(a)(y) referred to in Section 10.1 of the Plan, among other things, shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 10 days prior to the last day upon which holders of Claims may vote to accept or reject the Plan. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with
Section 12.14 of the Plan.

              12.18 Sections 1125 and 1126 of the Bankruptcy Code.

           As of and subject to the occurrence of the Confirmation Date, (i) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation section 1125(a) of the Bankruptcy Code, and any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtors, the Banks, and the members of the Creditors' Committee and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

              12.19 Allocation of Plan Distributions.

         All distributions in respect of Claims will be allocated first to the portion of such Claims representing interest (as determined for federal income tax purposes), second to the original principal amount of such Claims (as determined for federal income tax purposes), and any excess to the remaining portion of such Claims.

              12.20 Exhibits/Schedules.

           All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full in the Plan.


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


              12.21 Filing of Additional Documents.

           On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated:     New York, New York
           November 6, 2002


                                               KASPER A.S.L., LTD.
                                               A.S.L. RETAIL OUTLETS, INC.
                                               ASL/K LICENSING CORP.
                                               AKC ACQUISITION, LTD.
                                               LION LICENSING, LTD.
                                               KASPER HOLDINGS, INC.


                                               By: /s/ John D. Idol
                                                  ----------------
                                                  John D. Idol
                                                  Chief Executive Officer
                                                  (Kasper A.S.L., Ltd.)

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
Attorneys for Debtors and
     Debtors in Possession


By:    /s/ Alan B. Miller
      ------------------
       Alan B. Miller (AM 2817)
       A Member of the Firm


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